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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 3, 2001

                         TOREADOR RESOURCES CORPORATION

             (Exact name of registrant as specified in its charter)

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
               DELAWARE                                0-2517                              75-0991164

---------------------------------------- ------------------------------------ --------------------------------------
    (State or other jurisdiction of           (Commission File Number)          (IRS Employer Identification No.)
            incorporation)
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                4809 Cole Avenue, Suite 108, Dallas, Texas 75205

--------------------------------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code: (214) 559-3933


                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.

         On October 3, 2001, Toreador Resources Corporation ("Toreador"), a Delaware corporation, MOC Acquisition Corporation ("MOC"), a Delaware corporation, and Madison Oil Company ("Madison"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, MOC will be merged with and into Madison, with Madison being the surviving corporation of such merger (the "Merger"). At the Effective Time (as defined in the Merger Agreement) of the Merger, Madison stockholders will receive 0.118 shares of Toreador's common stock for each issued and outstanding share of Madison common stock and retain the right to a contingent payment for a period of three years that is tied to any payments that Toreador might receive under the terms of the registered capital provisions of Section 116 of the Turkish Petroleum Regulations.

Item 7.  Financial Statements and Exhibits.

(c)      The following exhibit is filed with this report:

               99.1 Press Release dated October 4, 2001.




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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   TOREADOR RESOURCES CORPORATION



                                   By: /s/  G. Thomas Graves III
                                   -----------------------------------------
                                            G. Thomas Graves III
                                            President and CEO


Dated:   October 9, 2001

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                               INDEX TO EXHIBITS


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
        EXHIBIT
        NUMBER            TITLE OF DOCUMENT
        -------           -----------------

         99.1     Press Release dated October 4, 2001.
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